UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): January 28, 2019

ORGANOGENESIS HOLDINGS INC.

(Exact Name of Registrant as specified in its charter)

Delaware	001-37906	98-1329150
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

85 Dan Road Canton, MA		02021
(Address of principal executive offices)		(Zip Code)

(781) 575-0775

(Registrant’s telephone number, including area code)

Not Applicable

(Registrant’s name or former address, if change since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company  ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act.  ☐

Item 8.01 Other Matters.

On January 28, 2019, Organogenesis Inc., a wholly owned subsidiary of Organogenesis Holdings Inc. (“Organogenesis”), and Prime Merger Sub, LLC, a wholly owned subsidiary of Organogenesis (“Prime”), entered into an Amendment (the “Amendment”) to the consent agreement, dated as of August 17, 2018 (as amended, amended and restated, supplemented or otherwise modified, the “Consent Agreement”), by and among Organogenesis, Prime, the lenders party thereto and Silicon Valley Bank, as administrative agent. The Consent Agreement relates to the Company’s obligations pursuant to that certain credit agreement, dated as of March 21, 2017 (as amended, amended and restated, supplemented or otherwise modified, the “Credit Agreement”), by and among Organogenesis, Prime, the lenders party thereto and Silicon Valley Bank, as administrative agent.

Pursuant to the Amendment, the parties agreed: (i) to extend the deadline for delivery of certain projections and financial statements to February 15, 2019, (ii) to extend the deadline for the parties to mutually agree upon updated financial covenants under the Credit Agreement to March 8, 2019 and (iii) that the next testing date of the financial covenant levels under the Credit Agreement was extended to March 31, 2019.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Organogenesis Holdings Inc.

By:	/s/ Lori Freedman
Name:	Lori Freedman
Title:	Vice President and General Counsel

Date: January 31, 2019